UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018 (December 18, 2018)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands (State or other jurisdiction of incorporation)	001-36415 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Quotient Limited (the “Company”) on its Current Report on Form 8-K filed December 5, 2018 (the “December 5, 2018 8-K”), on December 4, 2018, the Company received the requisite consents from all of the holders (the “Consenting Holders”) of its outstanding $120.0 million aggregate principal amount of 12% Senior Secured Notes due 2023 (the “Notes”) to certain proposed amendments (the “Proposed Amendments”) to the indenture, dated as of October 14, 2016 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), governing the Notes. Following receipt of the consents, on December 4, 2018, the Company, the Guarantors, the Trustee and the Collateral Agent entered into a first supplemental indenture (the “Supplemental Indenture”) effecting the Proposed Amendments.

The Supplemental Indenture became effective on December 4, 2018, but provided that the Proposed Amendments would not become operative until the Depository Trust Company issued certain proxies formally confirming the Consenting Holders’ ability to act as record holders of the Notes (the “DTC Process”), and the Company paid in full to the Consenting Holders a one-time consent payment (the “Consent Payment”) of $32.50 per $1,000 principal amount of Notes and entered into royalty right agreements substantially in the form filed as Exhibit 10.1 to the December 5, 2018 8-K (the “Consent Royalty Right Agreements”) with each of the Consenting Holders.

On December 14, 2018, the DTC Process was completed by all Consenting Holders. On December 18, 2018, the Company paid the Consent Payments in full and entered into the Consent Royalty Right Agreements with each of the Consenting Holders. As a result, the Proposed Amendments became operative on December 18, 2018.

The description of the terms of the Consent Royalty Right Agreements contained in the December 5, 2018 8-K is incorporated herein by reference and is qualified in its entirety by reference to the form of Consent Royalty Right Agreement, which was filed as Exhibit 10.1 to the December 5, 2018 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description

10.1	Form of Royalty Right Agreement (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2018 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2018

QUOTIENT LIMITED

By:	/s/ Christopher Lindop

Name: Christopher Lindop Title: Chief Financial Officer